UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATION NOTE

Vertex Energy, Inc. (the “Company”, “we” and “us”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 7, 2022, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on April 26, 2022 (as amended, the “Initial Report”) disclosing among other things: (a) the April 1, 2022 entry into a Loan and Security Agreement between Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company, the Company, as a guarantor, substantially all of the Company’s direct and indirect subsidiaries, as guarantors, certain funds, as lenders, and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the lenders; (b) the April 1, 2022 acquisition by Vertex Refining of a refinery located in Mobile, Alabama (the “Mobile Refinery”) and certain logistics assets (the “Logistics Assets”); and (c) the April 1, 2022 entry into a Supply and Offtake Agreement between Vertex Refining and Macquarie Energy North America Trading Inc. (“Macquarie”), pertaining to crude oil supply and offtake of finished products located at the Mobile Refinery (the “Supply and Offtake Agreement”).

At the time of the filing of the Initial Report, the Company stated that it intended to file the required financial statements and pro forma financial information associated with the acquisition of the Mobile Refinery and Logistics Assets within 71 days from the date that such Initial Report was required to be filed. By this Amendment No. 2 to the Initial Report, the Company is amending and restating Item 9.01 thereof to include the required financial statements and pro forma financial information, which are filed as exhibits hereto and are incorporated herein by reference.

Except for this Explanatory Note, the filing of the financial statements and the pro forma financial information required by Item 9.01, and the consent of RSM US LLP filed herewith as Exhibit 23.1, there are no changes to the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of the Mobile Refinery and Logistics Assets, comprising the combined balance sheets as of December 31, 2021 and 2020, and the related combined statements of operations, changes in net parent investment and cash flows for the years then ended, and the related notes to the financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by Item 9.01, as well as the accompanying notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference. The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of the Company and adjusts such information to give effect of the acquisition of the Mobile Refinery and Logistics Assets.

(d) Exhibits.

Exhibit No.	Description
23.1*	Consent of RSM US LLP
99.1*	Audited financial statements of the Mobile Refinery and Logistics Assets, comprising the combined balance sheets as of December 31, 2021 and 2020, and the related combined statements of operations, changes in net parent investment and cash flows for the years then ended, and the related notes to the financial statements
99.2*	Unaudited Proforma Financial Information
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A and Exhibit 99.1 and Exhibit 99.2 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the Securities and Exchange Commission (SEC), including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 15, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer